UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 21, 2017

INSPIRED ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

250 West 57th Street, Suite 2223 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2017, Inspired Entertainment, Inc. (the “Company”) and its Chief Operating Officer, David G. Wilson, agreed on the terms by which Mr. Wilson’s employment will be terminated by reason of redundancy, effective September 21, 2017. The Company is eliminating the Chief Operating Officer position and distributing the responsibilities associated with that position among other management positions. The Company expects that, in the future, Mr. Wilson may serve as an advisor to the Company on particular projects.

Under the terms of Mr. Wilson’s separation, consistent with his employment contract with Inspired Gaming (UK) Limited, a subsidiary of the Company, and applicable United Kingdom employment laws, he will receive 12 months’ salary and car allowance in the lump sum aggregate amount of £280,000 (approximately $380,000), as well as certain redundancy-related amounts totaling £50,500 (approximately $70,000) and certain benefits extensions. In addition, in lieu of receiving a bonus under the Company’s management bonus program for the Company’s fiscal year ending September 30, 2017, he will receive a payment of £191,000 (approximately $260,000) and he will receive the amount of £180,000 (approximately $240,000) over a six-month period in consideration for the cancellation of an award of restricted stock units he previously received upon the completion of the Business Combination between Hydra Industries Acquisition Corp. and Inspired Gaming Group to form Inspired Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 21, 2017

INSPIRED ENTERTAINMENT, INC.

By	/s/ Luke Alvarez
Name: Luke Alvarez
Title: President and Chief Executive Officer